Exhibit 4.1

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE FINANCE CORPORATION

and

the Subsidiary Guarantors named herein

8-3/4% SENIOR NOTES DUE 2018

SUPPLEMENTAL INDENTURE

DATED AS OF FEBRUARY 11, 2013

U.S BANK NATIONAL ASSOCIATION,

Trustee

This SUPPLEMENTAL INDENTURE, dated as of February 11, 2013 is among Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Company”), Atlas Pipeline Finance Corporation, a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and U.S Bank National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of June 27, 2008 (the “Indenture”), pursuant to which the Issuers have issued $400,000,000 in principal amount of 8-3/4% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Issuers and the Trustee entered into Supplemental Indentures, dated as of May 13, 2009, September 17, 2010, May 5, 2011, July 12, 2012 and December 20, 2012, pursuant to which certain indirect subsidiaries of the Company were added as Subsidiary Guarantors;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Issuers, the Subsidiary Guarantors and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);

WHEREAS, the Issuers desire to enter into, and have requested the Trustee to join with them and the Subsidiary Guarantors in entering into, this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the Issuers have solicited consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated January 28, 2013 and the Consent and Letter of Transmittal and the Issuers have received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Issuer or any of its Affiliates); and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01. (a) The Indenture is hereby amended by deleting the following Sections or clauses of Sections from the Indenture and all references and definitions related thereto in their entirety:

•	Section 4.03(c) (Compliance Certificate)

•	Section 4.04 (Taxes)

•	Section 4.05 (Stay, Extension and Usury Laws)

•	Section 4.06 (Change of Control)

•	Section 4.07 (Asset Sales)

•	Section 4.08 (Restricted Payments)

•	Section 4.09 (Incurrence of Indebtedness and Issuance of Disqualified Equity)

•	Section 4.12 (Transactions With Affiliates)

•	Section 4.15 (Business Activities)

•	Section 4.16 (Sale and Lease-back Transactions)

•	Section 4.17 (Payments for Consent)

•	Clauses (iii) and (iv) of Section 5.01(a) (Merger, Consolidation or Sale of Assets)

•	Clause (iv) of Section 5.01(b) (Merger, Consolidation or Sale of Assets)

•	Clauses (e), (f) and (h) of Section 6.01 (Events of Default)

(b) Section 4.18 of the Indenture is hereby amended and restated as follows:

“Section 4.18. Reports.

The Issuers shall comply with the provisions of TIA Section 314(a), as applicable.”

Section 2.02. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich III
Chief Financial Officer

ATLAS PIPELINE FINANCE CORPORATION

By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich III
Chief Financial Officer

SUBSIDIARY GUARANTORS:

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich III
Chief Financial Officer

ATLAS PIPELINE TENNESSEE, LLC
APL LAUREL MOUNTAIN, LLC
ATLAS PIPELINE MID-CONTINENT HOLDINGS, LLC

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich III
Chief Financial Officer

ATLAS PIPELINE MID-CONTINENT LLC
ATLAS MIDKIFF, LLC
ATLAS CHANEY DELL, LLC
NOARK ENERGY SERVICES, LLC
SLIDER WESTOK GATHERING, LLC
ATLAS PIPELINE NGL HOLDINGS, LLC
ATLAS PIPELINE NGL HOLDINGS II, LLC
APL BARNETT, LLC
APL ARKOMA HOLDINGS, LLC
APL GAS TREATING LLC

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich III
Chief Financial Officer

VELMA INTRASTATE GAS TRANSMISSION COMPANY, LLC
VELMA GAS PROCESSING COMPANY, LLC

By:	Atlas Pipeline Mid-Continent LLC, its sole member

By:	Atlas Pipeline Mid-Continent Holdings, LLC, it sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich III
Chief Financial Officer

PECOS PIPELINE, LLC
TESUQUE PIPELINE, LLC

By:	APL Barnett, LLC, its sole member

By:	Atlas Pipeline Mid-Continent Holdings, LLC, it sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich III
Chief Financial Officer

APL ARKOMA MIDSTREAM, LLC

By:	APL Arkoma Holdings, LLC

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its General Partner

By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich III
Chief Financial Officer

APL ARKOMA, INC.

By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich III
Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Name:	Steven A. Finklea
Title:	Vice President